As filed with the U.S. Securities and Exchange Commission on September 27, 2023

Registration No. 333-272688

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nvni Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	98-1721993
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

P.O. Box 10008, Willow House, Cricket Square

Grand Cayman, Cayman Islands KY1-1001

(+55 11) 5642-3370

(Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices)

Cogency Global, Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1(800) 221-0102

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Edward S. Best, Esq.	Carlos Motta, Esq.	Ryan J. Maierson, Esq.
Mayer Brown LLP	Tauil & Chequer Advogados	Drew Capurro, Esq.
71 South Wacker Drive	(an affiliate of Mayer Brown LLP)	Latham & Watkins LLP
Chicago, Illinois 60606	Avenida Presidente Juscelino	811 Main Street, Suite 3700
(312) 701-7100	1455 – 5°, 6° e 7° andares São	Houston, Texas 77002
	Paulo/SP, Brazil 04543-011 (+55 11)	(713) 546-5400
2504-4204

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and all other conditions to the proposed Business Combination described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-272688

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form F-4 (File No. 333-272688), as amended, (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2023 and declared effective by the Commission on September 7, 2023, Nvni Group Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Registrant”), registered an aggregate of 33,100,363 of the Registrant’s ordinary shares, par value $0.00001 per share (“Ordinary Shares”), and paid an aggregate registration fee of $40,962. This Registration Statement is being filed with the Commission pursuant to General Instruction H to Form F-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 1,968,821 Ordinary Shares to be issuable upon the completion of the Business Combination (as described in the Prior Registration Statement). The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables set forth in Exhibit 107 as filed with the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Carey Olsen Cayman Limited, Cayman Islands with respect to the legality of New Nuvini Ordinary Shares being registered.

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes Ltda.

23.2	Consent of Marcum LLP.

23.3	Consent of Carey Olsen Cayman Limited (included in Exhibit 5.1 hereto).

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sao Paolo, Brazil, on the 27th day of September, 2023.

NVNI GROUP LIMITED

By:	/s/ Pierre Schurmann
Name: Pierre Schurmann
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on September 27, 2023 in the capacities indicated:

Signature	Title
* Pierre Schurmann	Chief Executive Officer and Chair of the Board (Principal Executive Officer)

* Luiz Busnello	Director (Interim Principal Financial Officer and Accounting Officer)

*By:	/s/ Pierre Schurmann
Name:	Pierre Schurmann
Attorney-in-fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Nvni Group Limited has signed this Registration Statement on September 27, 2023.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of
Cogency Global Inc.

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